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FIDELITY WANTS YOU TO KNOW...
                                    YOUR PROXY VOTE IS IMPORTANT!
As a fund shareholder of the Fidelity Select Portfolios(registered trademark), you have the right to vote your shares. Read Fidelity's Q&A to learn more about the important proposals for these funds, and how the proxy process works.

Q&A
QUESTIONS AND ANSWERS ABOUT FIDELITY'S
SELECT PORTFOLIOS(registered trademark) PROXY SOLICITATION

BELOW IS A BRIEF OVERVIEW OF ALL OF THE PROPOSALS FOUND IN THE PROXY STATEMENT THAT ARE TO BE VOTED ON AT THE SPECIAL MEETING OF SHAREHOLDERS. IF YOU HAVE ANY QUESTIONS REGARDING THE PROPOSALS, PLEASE CALL US AT 800-544-8888. WE APPRECIATE YOU PLACING YOUR TRUST IN FIDELITY AND LOOK FORWARD TO HELPING YOU ACHIEVE YOUR FINANCIAL GOALS.
WHAT IS A PROXY?
The proxy card facilitates voting on important proposals for your fund. By signing the proxy card, you authorize a proxy agent to vote your shares at the shareholder meeting. Your ballot will be cast exactly as specified on your proxy card. By mailing in your proxy card, you can ensure that your vote is counted without having to attend the shareholder meeting. Your proxy card may be revoked at any time prior to its use by written notification received by the trust, by the execution of a later-dated proxy card, or by attending the meeting and voting in person.
THE PROXY STATEMENT SAYS THAT THE BOARD OF TRUSTEES HAS APPROVED THESE PROPOSALS. WHAT ROLE DOES THE BOARD PLAY? (PROPOSAL 1)
The Trustees oversee the investment policies of the fund. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed for your fund(s). In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds.
WHAT IS THE ROLE OF THE INDEPENDENT ACCOUNTANTS? (PROPOSAL 2)
The independent accountants examine annual financial statements for the funds and provide other audit and tax-related services. They also sign or certify any financial statements of the fundS that are required by law to be independently certified and filed with the Securities and Exchange Commission (SEC).
WHY ARE THE FUNDS PROPOSING TO ADOPT AN AMENDED AND RESTATED DECLARATION OF TRUST? (PROPOSAL 3)
The new Declaration of Trust is a more modern form of trust instrument for a Massachusetts business trust. It gives the Trustees more flexibility, and, subject to the applicable requirements of federal and state law, broader authority to act. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions. Adoption of the new Declaration of Trust will not alter the Trustees' existing fiduciary obligations to act in the best interests of the funds' shareholders. Before utilizing any new flexibility that the new Declaration of Trust may afford, the Trustees must first consider the shareholders' interests and act in accordance with such interests. The new Declaration of Trust amends the current Declaration of Trust in a number of significant ways. Please review the proxy statement for specific details.
WHY ARE THE EQUITY FUNDS (EXCEPT CYCLICAL INDUSTRIES PORTFOLIO, NATURAL RESOURCES PORTFOLIO, AND BUSINESS SERVICES AND OUTSOURCING PORTFOLIO) AND THE MONEY MARKET FUND PROPOSING TO ADOPT AMENDED MANAGEMENT CONTRACTS? (PROPOSALS 4 AND 5)
The amended management contracts principally modify the current contracts to provide for lower management fees to be paid to Fidelity Management & Research Company (FMR) when FMR's assets under management exceed certain levels. The amended management contracts will result in management fees that are the same as or lower than the fees payable under the present contracts. Please refer to the Proxy Statement for specific details of the amended management contracts.
WHAT IS A SUB-ADVISORY AGREEMENT, AND HOW DOES IT AFFECT AMERICAN GOLD PORTFOLIO? (PROPOSALS 6 AND 7)
The sub-advisory agreements would allow FMR to receive investment advice and research services from FMR U.K. and FMR Far East. FMR U.K., with its principal office in London, England, and FMR Far East, with its principal office in Tokyo, Japan are wholly owned subsidiaries of FMR. The agreements would also permit FMR to grant FMR U.K. and/or FMR Far East investment management authority if FMR believes it would be beneficial to the fund and its shareholders.
The sub-advisory agreements would allow FMR increased access to more specialized investment expertise in foreign markets. The proposed agreements would not increase the fees paid to FMR by the fund.
WHAT IS THE BENEFIT OF MAKING THE FUNDAMENTAL 80% INVESTMENT POLICY FOR MONEY MARKET PORTFOLIO AND EACH OF THE EQUITY FUNDS (EXCEPT AMERICAN GOLD PORTFOLIO, CYCLICAL INDUSTRIES PORTFOLIO, NATURAL RESOURCES PORTFOLIO, AND BUSINESS SERVICES AND OUTSOURCING PORTFOLIO) NON-FUNDAMENTAL? (PROPOSAL 8A)
With certain exceptions, each of the equity funds currently has a fundamental policy (cannot be changed without shareholder approval) that requires it to normally invest at least 80%, and in no event less than 25%, of its assets in securities of companies "principally engaged in" the business activities identified for that fund.
The SEC has recently proposed a new rule governing the use of mutual fund names (Name Test Rule), which, upon its adoption, may affect the fundamental policies described above. The Trustees propose that each fund's existing 80% fundamental policy be made non-fundamental (future changes to the policies would only require approval by the Board of Trustees, not shareholders). Thus, when the SEC adopts a definitive Name Test Rule, the Trustees will have the flexibility to modify the fund's policies to conform to the new rule without the delay and expense of a shareholder meeting. Other than making the funds' 80% policies non-fundamental, the Trustees do not propose to otherwise modify these policies.
The Trustees anticipate that approval of the proposal will have no material impact on the funds or their operations.
WHAT IS THE BENEFIT OF MAKING THE FUNDAMENTAL 80% INVESTMENT POLICY FOR AMERICAN GOLD PORTFOLIO NON-FUNDAMENTAL AND CHANGING THE POLICY? (PROPOSAL 9A)
The fund's current fundamental 80% policy states: "Normally at least 80% of the fund's assets will be invested in securities of North, Central, and South American companies engaged in gold-related activities, and in gold bullion or coins." The Board of Trustees recommends that the shareholders of the fund approve making this fundamental 80% policy non-fundamental. If shareholders approve the proposal, the Trustees intend to modify the fund's 80% policy to no longer include the words "North, Central, and South American," thereby allowing the fund greater flexibility to invest globally rather than focusing on issuers located in the Americas. THIS SHIFT TO A GLOBAL STRATEGY WILL ALLOW THE FUND TO GREATER DIVERSIFY ITS INVESTMENTS. WHAT IS THE BENEFIT OF MAKING THE FUNDAMENTAL 50% "PRINCIPALLY ENGAGED IN" POLICY FOR EACH OF THE EQUITY FUNDS (EXCEPT CYCLICAL INDUSTRIES PORTFOLIO, NATURAL RESOURCES PORTFOLIO, AND BUSINESS SERVICES AND OUTSOURCING PORTFOLIO) NON-FUNDAMENTAL AND CHANGING THE POLICY? (PROPOSALS 8B AND 9B)
Under the existing fundamental policy, a company is considered to be "principally engaged in" a particular business activity if at least 50% of its assets, gross income or net profits are committed to, or derived from, that activity. Under the proposed non-fundamental policy, a company is considered to be "principally engaged in" a business activity if (i) at least 50% of its assets, income, sales or profits are committed to, or derived from the business activity or;
(ii) a third party has given the company an industry or sector classification consistent with the designated business activity. Approval of the proposal will give the Trustees the flexibility to conform each fund's existing 50% "principally engaged in" policy to the requirements of the definitive SEC Name Test Rule without the costs and delays associated with a shareholder meeting. In addition, by adding the second test and allowing a fund to use a variety of third party sources for making "principally engaged in" determinations, the proposed policy will allow the fund greater access to companies commonly considered to be in industries consistent with the fund's designated business activities.
WHY ARE BROKERAGE AND INVESTMENT MANAGEMENT PORTFOLIO AND FINANCIAL SERVICES PORTFOLIO PROPOSING TO MAKE THE FUNDAMENTAL 15% PRINCIPALLY ENGAGED POLICY NON-FUNDAMENTAL? (PROPOSAL 10)
Currently, both funds have a fundamental policy stating that an issuer that derives more than 15% of revenues or profits from brokerage or investment activities is considered to be "principally engaged in" the business activities identified for those funds. When the SEC adopts the definitive version of the Name Test Rule, each fund may have to modify this policy to comply with the adopted rule.
The Trustees propose that each fund's policy be made non-fundamental in advance of the final rule's adoption. Thus, when the SEC adopts a definitive Name Test Rule, the Trustees will have the flexibility to modify the policies to comply with the rule without the delay and expense of a shareholder meeting.
WHAT IS THE BENEFIT OF AMENDING THE FUNDAMENTAL INVESTMENT LIMITATION CONCERNING DIVERSIFICATION FOR FINANCIAL SERVICES PORTFOLIO, HOME FINANCE PORTFOLIO, REGIONAL BANKS PORTFOLIO, AND MONEY MARKET PORTFOLIO? (PROPOSAL 11)
This proposal would permit the funds, subject to the requirements of the Investment Company Act of 1940, to invest without limit in the securities of other investment companies. As a result of an exemption granted by the SEC, the funds may invest up to 25% of its total assets in non-publicly offered money market and short-term bond funds (the Central Funds) managed by FMR or an affiliate of FMR. FMR anticipates that the Central Funds will benefit each fund by enhancing the efficiency of cash management and by providing increased short-term investment opportunities.
In addition, for Financial Services Portfolio, Home Finance Portfolio, and Regional Banks Portfolio, the amended fundamental investment limitation concerning diversification would allow each fund, with respect to 25% of its total assets, to hold more than 10% of the voting securities of any issuer. FMR does not currently expect that approval of this proposal will materially affect the way in which each fund is managed with regard to a fund's holding more than 10% of the voting securities of an issuer.
HAS THE FUNDS' BOARD OF TRUSTEES APPROVED THE PROPOSALS?
Yes. The Board of Trustees of the funds has unanimously approved all of the proposals and recommends that you vote to approve each one.
HOW MANY VOTES AM I ENTITLED TO CAST?
As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is March 16, 1998.
HOW DO I VOTE MY SHARES?
You can vote your shares by completing and signing the proxy card, and mailing it in the enclosed postage paid envelope. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call us at 800-544-8888.
HOW DO I SIGN THE PROXY CARD?
INDIVIDUAL ACCOUNTS Shareholders should sign exactly as their names appear on the account registration shown on the proxy card.
JOINT ACCOUNTS Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration. ALL OTHER ACCOUNTS The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."